[LETTERHEAD OF WEINBERG & COMPANY, P.A.]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
The Bluebook International Holding Company:

We consent to the inclusion in the foregoing Registration Statement on Form SB-2 of our report dated April 7, 2005, relating to the consolidated financial statements of The Bluebook International Holding Company and subsidiary as of December 31, 2004 and for the years ended December 31, 2004 and 2003. We also consent to the reference to our firm under the caption “Experts”.

/s/ Weinberg & Company, P.A.

Weinberg & Company, P.A.

Boca Raton, Florida
April 21, 2005